UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2008

RAM Holdings Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-32864	Not Applicable
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement.

          Effective November 30, 2008, RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (“RAM”), entered into a commutation agreement (the “Commutation Agreement”) with MBIA Insurance Corporation and certain of its affiliates (“MBIA”). The Commutation Agreement provides, among other things, for RAM Re to pay MBIA US$156,529,404 and for each party thereto to release the other party from all liabilities and obligations under all reinsurance agreements between the parties.

Item 2.02. Results of Operations and Financial Condition.

          On December 1, 2008, RAM issued a press release announcing RAM Re’s entry into the Commutation Agreement. The press release includes what RAM’s estimated Bermuda statutory capital and surplus and the fair market value of the portion of RAM Re’s portfolio not held in trust for the benefit of its ceding companies would have been as of September 30, 2008 if the MBIA commutation had been effected at September 30, 2008. A copy of the press release, dated December 1, 2008, is attached hereto as Exhibit No. 99.1.

Item 9.01. Financial Statements and Exhibits.

          (d) Exhibits

Exhibit
Number	Description

99.1	Press release of RAM Holdings Ltd. dated December 1, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: December 2, 2008	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel